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SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

July 30, 2002
Date of report (Date of Earliest Event Reported)

HOLLEY PERFORMANCE PRODUCTS INC.
(Exact name of Registrant as specified in Its Charter)

DELAWARE (State or other jurisdiction of incorporation)	333-89061 (Commission File Number)	61-1291482 (I.R.S. Employer Identification No.)

1801 Russellville Road, PO Box 10360, Bowling Green, KY 42102-7360
(Address of principal executive offices and zip code)

(270) 782-2900
Registrant's telephone number, including area code

ITEM 5. Other Events.

On July 30, 2002, Holley Performance Products Inc., and its subsidiaries, entered into a new Loan and Security Agreement (the "Credit Agreement") with Foothill Capital Corporation, as the arranger and administrative agent. The Credit Agreement replaces the registrant's previous loan facility, dated as of December 29, 2000, with Fleet Capital Corporation.

ITEM 7. Exhibits

  (c)
  Exhibits

Exhibit	Description
10.1	Loan and Security Agreement, dated as of July 30, 2002, among Holley Performance Products Inc., each of its subsidiaries signatory thereto, Foothill Capital Corporation, as the arranger and administrative agent, and the other lenders signatory thereto.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOLLEY PERFORMANCE PRODUCTS INC.
Date: August 9, 2002	By:	/s/ JOSEPH G. ANDERSEN Joseph G. Andersen Vice President, Chief Financial Officer and Secretary

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SIGNATURE